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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated February 28, 2001, relating to the consolidated balance sheet of Nematron Corporation as of December 31, 2000 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 2000 included in the Annual Report on Form 10-KSB of Nematron Corporation. We hereby consent to the incorporation by reference of said report in the Definitive Proxy Statement of Nematron Corporation dated August 3, 2001 on Schedule 14A.

/s/Grant Thornton LLP
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Southfield, Michigan
August 1, 2001


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